BlueEarth

BlueEarth







BlueEarth

Forward Looking Statements

In addition to historical information, the information presented in this communication includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of acquisitions, the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions. Although Blue Earth believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to obtain federal loan guarantees, the inability to maintain or create successful partnering relationships, our ability to operate our businesses efficiently, the ability to successfully integrate businesses of acquired companies, the ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to complete share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions. Blue Earth undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Blue Earth disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause Blue Earth’s actual results to differ materially from those contemplated in the forward-looking statements included in this Presentation should be considered in connection with information regarding risks and uncertainties that may affect Blue Earth's future results included in Blue Earth's filings with the Securities and Exchange Commission at www.sec.gov.

BlueEarth

BlueEarth: Reinvented

Who we are and what we plan to achieve

- **Our Vision:** to be the best "customer centric" alternative energy provider
  - Fully understand and anticipate customer energy needs
  - Best also means focus not necessarily on being the biggest, but on higher value opportunities for investors and customers

- **Build a World Class Team**
  - Deep industry expertise
  - Proven past successes

- **Disciplined Focus:** on providing clean energy solutions
  - Design, Build, Own, and/or Operate
  - Efficient electricity generation
  - Thermal energy supply

- **Where there is a Market Opportunity:** to enhance renewable energy and emission reductions
  - Focus on key markets such as US CHP and solar and other growth markets
  - Learn from mistakes of others; delivering growth informed by the past

BlueEarth

Build A World Class Team

Who we are and what we plan to achieve

- **Assembled a team that has substantial experience and success in:**
  - Originating business with strategic national and multinational energy consumers
  - Utility customers
  - Project and corporate finance
  - Depth across all major forms of clean and alternative power generation

- **Together, the team has originated and completed over 10GW of energy projects:**
  - Members of the team have excelled at some of the largest and most respected companies in power generation and renewable energy including NRG, SunEdison, Chevron Energy Services, Tradewind, Sempra Energy, PacifiCorp, PG&E, Gamesa, Element Power and Green Mountain
  - Transaction experience varies from launching public vehicles, such as NRG Yield to M&A transactions valued at over $2B USD to origination of power purchase agreements for well over 5GW of power generation

BlueEarth

Building the Momentum Recent Achievements

What's Different About Us?

- **Sold our Energy Efficiency Business**
  - Focused exclusively on power generation
- **Spin off of our battery technology business (Ensite)**
  - December 1st record date

BlueEarth

Building the Momentum

Project Successes

Built our First CHP Facility

- Sumter, SC: 1.39 MW Energy Plant
- The energy plant is located at the Pilgrim's Pride Corporation poultry protein processing facility in Sumter, South Carolina
- Co-generation energy facility will utilize methane for purposes such as hot water and electricity generation
- Excess power to be sold to Duke Energy under a power purchase agreement



BlueEarth

Building the Momentum

2016

Completion of Lenape II Solar

- 4.7 MWdc project consisting of 2.0 MW rooftop and 2.7 MW PV canopy
- Hosted at forming shopping mall, the project sells to IPL under a 15 year power purchase agreement
- Project sold to NRG Energy



BlueEarth

Building the Momentum

2016

Brooks Plant

- In construction, 15 MW CHP
- Of-taker is JBS Food Canada Inc.
- Located in Brooks, Alberta, Canada
- JBS Food Canada is a leading processor of beef in Canada and the largest cattle feeder in the world with operations in the U.S. and Canada. They are the majority shareholder of Pilgrim's Pride Corporation, the second largest poultry company in the U.S., with operations in the U.S. and Mexico.
- The technology for the Cogeneration will consist of a 15 MW (Nominal) Solar Titan 130 Gas Turbine and a Heat Recovery Steam Generator to provide around 60,000 lb/hr (Unfired) Steam production and 160,000 lb/hr Steam production with Supplementary Duct Firing for the JBS plant. Any electricity generated in addition to the JBS plant requirements will be exported to the grid through the existing FortisAlberta 25 kV distribution line



Building the Momentum

2016

Blue Earth and Lockheed Martin Partnership

- Blue Earth and Lockheed Martin have partnered to deliver a combined heat and power project and energy savings measures to Brooklyn Methodist United Church Home
- The project is expected to deliver major cost savings to the home through lighting upgrades, replacement of existing heating and cooling units, installation of a larger stand-by generator, domestic boiler upgrades and the new combined heat and power unit



WELCOME TO
BROOKLYN
UNITED METHODIST CHURCH HOME
and
ADULT DAY HEALTHCARE

BlueEarth

Strategies for Success

The Year Ahead

We're focusing on the issues that impact us all

- Cost of electricity
- Emissions reductions
- Availability and reliability of energy supply

And we're starting with CHP and Solar

- Scale through relationships: CHP led organic growth in mature/developed markets
- Higher Yield Investments: in emerging/developing markets
- Acquisition for Entry: In-organic growth in desired markets and with target customers

US CHP Market Potential

Efficient Energy Solutions



CHP Technical Potential
=< 1,000 MW
= 1,000 – 3,000 MW
= 3,000 – 8,000 MW
=> 8,000 MW

Source: Oak Ridge National Labratories

Combined Heat and Power (CHP)

Efficient Energy Solutions

Compelling Proposition:

- 10%-20% cost savings to customer
- Reliability of electricity at host site: better quality and consistency of power

CHP is an overlooked and under utilized technology:

- 34% of existing capacity is more than 20 years old
- Investment in new and repowering CHP yields superior returns

U.S. Policy supports adoption:

- Executive order targeting 40GW of CHP by 2020 in the US alone; primarily for the impact of carbon emissions reductions
- AB13 CHP Export Feed-in-Tariff
- PURPA Eligible
- Self Generation Incentive Programs



Conventional Generation
Combined Heat and Power
5 MW Natural Gas Combustion Turbine and Heat Recovery Boiler
Power Station Fuel (U.S. Fossil Mix)
Emissions 32 kTons
Power Plant
Electricity
EFFICIENCY: 33%
35,000 MWh
Electricity
Combined Heat & Power (CHP)
CHP Fuel (Gas)
EFFICIENCY: 80%
Boiler Fuel (Gas)
Boiler
Heat
179,130 MMBtu
Heat
Emissions 13 kTons
Emissions 23 kTons
45kTONS/YR ...TOTAL EMISSIONS... 23kTONS/YR

Source: EPA

CHP: Relevance of Spark Spread


Cost savings from running combined heat and power
savings increase as electricity price increases
savings increase as fuel price decreases
150
100
50
0
−50
−100
spark spread ($/MWh)
assumes 5,500 BTU/kWh net heat rate
150
120
90
60
30
0
3
6
9
12
0
price of electricity ($/MWh)
price of fuel ($/million BTU)
spark spread = P_e − (P_f x HR)
spark spread ($/MWh)
P_e : retail price of electricity ($/MWh)
P_f : price of fuel ($/million BTU)
HR : plant heat rate (million BTU/MWh)
Rocky Mountain Institute © 2011. For more information see www.RMI.org/ReinventingFire.

Spark Spread:

- The spark spread is the metric used to quantify the benefits CHP generation
- Based on the difference between gas and electricity prices, it reveals the savings in $/MWh of running CHP, by the difference in cost between buying electricity from the grid and generating it onsite with a CHP unit
- At a constant fuel price, the savings due to operating CHP increase as the price of electricity increases
- At a constant price of electricity, the savings increase as the fuel price decreases
- The best case for a CHP operator is high electricity prices and low fuel prices
- When the spark spread is positive, it is economically beneficial to operate the CHP unit
- When the spark spread is negative, the CHP operator is losing money by generating electricity rather than buying directly from the grid
- Today, most swings in the spark spread are due to fluctuations in natural gas prices

CHP: Positive Economics in Low Priced Nat Gas Market

Figure 88. Annual average Henry Hub spot prices for natural gas in five cases, 1990-2040 (2011 dollars per million Btu)



History
2011
Projections
12
10
8
6
4
2
0
Low Oil and Gas Resource
High Economic Growth
Reference
Low Economic Growth
High Oil and Gas Resource
1990
2000
2010
2020
2030
2040

"Put simply, there is plenty of U.S. natural gas to meet rising demand at prices of $3.25 (or possibly lower) for the next five years," Raymond James Firm, Aug 2015

US Addressable Market in CHP

Impact of Scenarios on Economic Potential for CHP Units <100MW



50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
CHP Capacity, MW
35,257
6,355
37,878
16,467
45,278
17,419
37,622
8,694
Base Case
-25% Capex
+15% Electric Costs
-10% Gas Cost
Moderate Potential
(5-10 Yr Payback)
Strong Potential
(<5 Yr Payback)

States with Strong Potential, <5yrs Payback

Base Case	-25% in CHP CapEx	+15% in Elec Prices
New York	+Louisiana	+Nebraska
California	Tennessee	
Connecticut	Georgia	
Massachusetts	Maryland	
New Jersey	Alabama	
	Mississippi	
	Delaware	

Source: ICF International, The Opportunity for CHP in the US, 2013

CHP: Cost Competitive



Marine - wave
Marine - tidal
STEG - LFR
STEG - parabolic trough w/...
STEG - tower & heliostat...
Wind - offshore
Geothermal - binary plant
Biomass - gasification
Biomass - incineration
PV - thin film
PV - c-Si tracking
Landfill gas
PV - c-Si
Municipal solid waste
Wind - onshore
Geothermal - flash plant
Large hydro
Biomass - anaerobic digestion
Small hydro
Nuclear
CHP
Natural gas CCGT
Coal fired
1037
844
0
100
200
300
400
500
Regional scenarios
H1 2015 central
H2 2015 central
Fossil technologies:
US
China
Europe
Australia

Source: BNEF H2 2015 Global LCOE Outlook, September 29, 2015

Solar Market Opportunity

Falling Cost of Solar

- The most competitive utility-scale solar PV projects are now regularly delivering electricity for just USD 0.06 to 0.08 per kWh without financial support
- Even lower costs are being realized, down to USD 0.04 per kWh, for utility-scale solar PV where excellent resources and low-cost finance is available

Continued Market Adoption

- 2016 is expected to be the largest year for solar on record; there is likely to be a doubling of capacity from 20GW in 2014 to 40GW in 2016 in the US alone
- Unlevered IRR in the US ranges from 7-10% for most UTL projects, 9-20% for smaller DG

Figure 6.7 ▷ **Installed solar PV capacity by region in the New Policies Scenario**


GW
200
150
100
50
80%
60%
40%
20%
Solar PV
Share of global solar PV capacity (right axis)
2012
2020
2035
United States
European Union
China
India
Rest of world

Source: EPIA Global Market Outlook for Photovoltaics 2014-2018

The ITC Extension – Great Result


US PV BUILD BY SCENARIO AND SEGMENT, HISTORICAL AND FORECAST, 2011-22 (GW)
Bloomberg NEW ENERGY FINANCE
Current policy
Build by customer segment:
ITC expiration
ITC extension
Build by customer segment:
ITC expiration
Commercial and industrial
Residential
Utility
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022

Source: Source BNEF 9 November 2015 | H2 2015 US PV Market Outlook

BlueEarth

US Addressable Market in Solar

Total US Solar



ITC extension
5-yr extension of the ITC pushes the 2016 deadline back to 2021
A 'commence construction' clause is added to the business credit (Section 48)
ITC expiration
12
10
8
6
4
2
0
20
0.9 0.4 0.9
0.8 0.6 1.9
0.8 0.8 3.2
1.1 1.2 4.1
1.2 1.7 4.2
1.4 2.0 5.3
1.6 2.3 5.1
1.9 2.8 3.9
2.3 3.3 4.1
2.7 3.9 4.2
3.1 4.2 4.5
3.6 2.4 4.6
Utility
Residential
Commercial and industrial

States with Highest Expected Solar Execution



ITC extension
5-yr extension of the ITC pushes the 2016 deadline back to 2021
A 'commence construction' clause is added to the business credit (Section 48)
12
10
8
6
4
2
0
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
CA NC MA TX AZ GA UT NY NJ NV Other

States with Highest Expected Solar in C&I



ITC extension
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
CA MA NJ AZ GA TX NY NM CO MD Other

With the extension of the ITC, the opportunity for solar is massive

Source: Source BNEF 9 November 2015 | H2 2015 US PV Market Outlook

BlueEarth

Looking Forward:
Robust Pipeline of Opportunities

- **We have identified a pipeline of just over 200 MW in CHP and Solar**
  - We are focusing near term expansion in the U.S.
  - We are focusing efforts on high quality, high value projects in CHP with our key customers
- **Total estimated value of a 200 MW pipeline in CHP and Solar**

If Blue Earth achieves 20% market share in the 100MW or less project size in CHP and 5% market share in solar by 2018, this would translate to approximately 600MW of projects at superior project IRRs

** Based on valuations of current pipeline extrapolated to 2018; 60-80% leverage depending upon project categories, blend of solar and CHP*

Closing Remarks

- **We have transformed into a different company**
  - Focus on power generation
  - Top level team and capabilities
  - Execution in solar and CHP projects
  - Priority on high value projects

- **Customer centric vision**

- **Disciplined Focus**
  - Design, Build, Own, and/or Operate
  - Efficient electricity generation
  - Thermal energy supply

- **Investor Value Focus**
  - Higher value projects (CHP and smart Solar investments)

Judge Us on Results, Not the Talk